EXHIBIT 99.2

March 16, 2017

To the Lightwave Logic, Inc. Board of Directors:

I hereby tender my resignation to the Lightwave Logic Board of Directors effective March 22, 2017.  I believe it is in the best interests of the Company: (i) to maintain an independent Board of Directors; and (ii) to be able to focus my time on the critical work at the Delaware Materials Development Lab and my responsibilities as Senior Vice President and Secretary.  Having been a member of the Board since its inception, I have been pleased to see the steady progress that has been made in building a company that I believe will be successful commercially and financially. I look forward to continuing to work towards the realization of the Company’s materials platform and am confident in the Board’s ability to guide Lightwave Logic’s interests to fruition.

Sincerely,

/s/ Andrew Ashton

Andrew Ashton

Senior Vice President

Lightwave Logic, Inc.

Lightwave Logic, Inc., 1831 Lefthand Circle, Suite C, Longmont, CO 80503

www.lightwavelogic.com, Phone:  720-340-4949